Exhibit 99.1

www.summerenergy.com                                                                                     SYMBOL:  SUME

Summer Energy Reports   Third Quarter 2015 Financial Results

For Immediate Release:

Houston, Texas –  November 13, 2015

Summer Energy Holdings, Inc. (OTCQB: SUME) (the “Company”), the parent company of Summer Energy, LLC, a fast-growing retail electric provider in Houston, Texas, reported positive financial results for the  third quarter of 2015. These results reflect its  seventh consecutive quarter of customer growth and third consecutive quarter of profitability.

For the period ended September 30, 2015, the Company reported quarterly operating income of $1,998,605 and year-to-date operating income of $3,393,364. “Summer Energy is looking forward to closing out a successful 2015” said Neil Leibman, CEO of the Company. "Our team is focused on exceeding our growth expectations while producing positive financial results and maintaining our reputation for excellent customer service" continued Mr. Leibman.

Financial results for the Company can be found in the Company’s Quarterly Report on Form 10-Q which was filed with the SEC on  November 12, 2015.

About Summer Energy Holdings, Inc.: Summer Energy Holdings, Inc. is the parent company of Summer Energy, LLC, a Texas-based retail electric provider which entered the market in February 2012.  Summer Energy offers residential and all size commercial customers in the Texas restructured retail energy market competitive prices, pricing choices, and improved customer friendly service.

Forward-Looking Statements:

This press release may contain forward-looking statements, including information about management’s view of the Company’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of the Company, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents the Company files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof.  The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company.

For More Information Contact:

Jaleea George, CFO
Direct:  713-375-2793

800 Bering Drive Suite 260, Houston, Texas  77057
www.summerenergy.com Symbol: SUME